Exhibit 99.1

Mitek Reports 50% Revenue Growth and Profitability

in Second Quarter Fiscal 2016

Company Signs Seven Fortune 500 Customers for ID Product Offerings in 1H16

SAN DIEGO, CA, April 28, 2016 – Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and identity verification software solutions, today announced its financial results for the second quarter of fiscal 2016 ended March 31, 2016.

Second Quarter Fiscal 2016 Highlights

•	Total revenue increased 50% year over year to $8.5 million
•

The Company signed three new Fortune 500 companies for its mobile ID capture and verification product offerings bringing the total to seven Fortune 500 companies signed during the first six months of FY2016

•	GAAP net income increased 15% year over year to $0.6 million or $0.02 per diluted share
•	Non-GAAP net income increased 45% year over year to $2.4 million or $0.07 per diluted share
•	Total cash and investments at the end of the second quarter was $31.9 million, compared to $27.6 million at the end of the first quarter of fiscal 2016

Commenting on the results, James DeBello, President and CEO of Mitek, said:

“We are pleased to report another strong quarter for Mitek, driven by revenue growth from our new mobile ID capture and verification product offerings, and our industry leading mobile check deposit products. We licensed our ID solutions to several new logos during the quarter, including three new Fortune 500 companies. With our new ID platform, we are focused on serving the rapidly growing mobile self-service market and with our strong balance sheet and market momentum we believe we are poised for continued growth throughout the remainder of the year.”

Second Quarter Fiscal 2016 Results

Total revenue for the second quarter of fiscal 2016 was $8.5 million, a 50% increase year over year compared to total revenue of $5.7 million in the second quarter of fiscal 2015.

GAAP net income for the second quarter of fiscal 2016 was $0.6 million, or $0.02 per diluted share, compared to GAAP net income of $0.5 million, or $0.02 per diluted share, in the second quarter of fiscal 2015.

Non-GAAP net income for the second quarter of fiscal 2016 was $2.4 million, or $0.07 per diluted share, compared to non-GAAP net income of $1.7 million, or $0.05 per diluted share, in the second quarter of fiscal 2015.

The Company ended the second quarter of fiscal 2016 with cash and investments of $31.9 million, compared to $27.6 million at the end of the first quarter of fiscal 2016.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) to discuss the Company's financial results.

To listen to the live conference call, parties in the United States and Canada should dial 888-438-5453, access code: 9174691. International parties should call 719-325-2455 using access code: 9174691. Please dial in approximately 15 minutes prior to the start of the call.

A live and archived webcast of the conference call will be accessible on the "Investor Relations" section of the Company's website at www.miteksystems.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software.

About Mitek

Mitek (MITK) is a global leader in mobile capture and identity verification software solutions. Mitek’s ID document verification allows an enterprise to verify a user’s identity during a mobile transaction, enabling financial institutions, payments companies and other businesses operating in highly regulated markets to transact business safely while increasing revenue from the mobile channel. Mitek also reduces the friction in the mobile user experience with advanced data prefill. These innovative mobile solutions are embedded into the apps of more than 4,500 organizations and used by tens of millions of consumers daily for new account opening, insurance quoting, mobile check deposit and more. Learn more at www.miteksystems.com (MITK-F)

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company's long-term prospects and market opportunities beyond the financial services market are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company's ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company's products, the Company's ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit® by the

Company's signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company's filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC's website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company's actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs and acquisition-related costs and expenses. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company's comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company's GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company's ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company's underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company's underlying business.

MITEK SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(amounts in thousands except share data)

	March 31, 2016 (Unaudited)	September 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$13,226	$2,753
Short-term investments	14,935	23,921
Accounts receivable, net	2,492	3,937
Other current assets	1,099	798
Total current assets	31,752	31,409
Long-term investments	3,753	-
Property and equipment, net	867	975
Goodwill and Intangible assets	5,831	6,270
Other non-current assets	92	92
Total assets	$42,295	$38,746
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,608	$1,538
Accrued payroll and related taxes	1,950	2,061
Deferred revenue, current portion	3,770	3,516
Other current liabilities	361	289
Total current liabilities	7,689	7,404
Deferred revenue, non-current portion	175	222
Other non-current liabilities	786	687
Total liabilities	8,650	8,313
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 60,000,000 shares authorized, 31,860,865 and 31,721,114 issued and outstanding, as of the six months ended March 31, 2016 and the fiscal year ended September 30, 2015, respectively	32	32
Additional paid-in capital	66,979	63,905
Accumulated other comprehensive loss	(125)	(3)
Accumulated deficit	(33,241)	(33,501)
Total stockholders’ equity	33,645	30,433
Total liabilities and stockholders’ equity	$42,295	$38,746

MITEK SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(amounts in thousands except share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
Revenue
Software	$5,557	$3,993	$10,286	$7,740
Services	2,965	1,679	5,640	3,322
Total revenue	8,522	5,672	15,926	11,062
Operating costs and expenses		-		-
Cost of revenue-software	132	225	522	439
Cost of revenue-services	588	332	1,140	616
Selling and marketing	2,553	1,429	5,016	2,867
Research and development	1,814	1,388	3,520	2,543
General and administrative	2,263	1,812	4,362	3,977
Acquisition-related costs and expenses	541	-	1,077	-
Total operating costs and expenses	7,891	5,186	15,637	10,442
Operating income	631	487	289	620
Other income (expense), net	30	21	66	37
Income before income taxes	661	508	355	657
Income tax provision	79	-	95	3
Net income	$582	$508	$260	$654
Net income per share – basic	$0.02	$0.02	$0.01	$0.02
Net income per share – diluted	$0.02	$0.02	$0.01	$0.02
Shares used in calculating net income per share – basic	31,325,577	30,697,391	31,214,325	30,657,308
Shares used in calculating net income per share – diluted	33,133,920	31,321,259	32,625,526	31,241,374

MITEK SYSTEMS, INC.

NON-GAAP NET INCOME (LOSS) RECONCILIATION

(Unaudited)

(amounts in thousands except share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
Income before income taxes	$661	$508	$355	$657

Add back:
Acquisition-related costs and expenses	543	80	1,087	80
Intellectual property litigation expenses	115	199	227	700
Stock compensation expense	1,172	871	2,161	1,685

Non-GAAP income before income taxes	2,491	1,658	3,830	3,122
Non-GAAP provision for income taxes	79	-	95	3

Non-GAAP net income	$2,412	$1,658	$3,734	$3,119

Non-GAAP net income per share - basic	$0.08	$0.05	$0.12	$0.10

Non-GAAP net income per share - diluted	$0.07	$0.05	$0.11	$0.10

Shares used in calculating non-GAAP net income per share - basic	31,325,577	30,697,391	31,214,325	30,657,308

Shares used in calculating non-GAAP net income per share - diluted	33,133,920	31,321,259	32,625,526	31,241,374

________________

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Investor Contact:

Todd Kehrli or Jim Byers

MKR Group, Inc.

mitk@mkr-group.com